Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-106790, 333-106793, 333-97393, 333-55904, and 333-36082 of Dominion Resources, Inc. on Form S-3 and Registration Statement Nos. 333-110332, 333-85094, 333-38396, 333-38398, 333-87529, 333-78173, 333-69305, 333-49725, 333-25587, 333-18391, and 333-02733 of Dominion Resources, Inc. on Form S-8 of our reports dated February 26, 2004 (which reports expressed an unqualified opinion and included an explanatory paragraph as to changes in accounting principles for: asset retirement obligations, contracts involved in energy trading, derivative contracts not held for trading purposes, derivative contracts with a price adjustment feature, the consolidation of variable interest entities, and guarantees in 2003; goodwill and intangible assets in 2002; and derivative contracts and hedging activities in 2001), appearing in this Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2003.

/s/    DELOITTE &TOUCHE LLP

Richmond, Virginia

March 1, 2004